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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our reports dated March 26, 1999 except as to Note 11, as to which the date is July 8, 1999, in the Registration Statement (Form S-1) and related Prospectus of WatchGuard Technologies, Inc. for the registration of 3,450,000 shares of its common stock.

                                          ERNST & YOUNG LLP

Seattle, Washington
January 27, 2000